Exhibit 10.1

NEWS RELEASE
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For Immediate Release

               NOVELIS APPOINTS NEW INDEPENDENT DIRECTOR TO BOARD

ATLANTA - May 25, 2006 - Novelis Inc. (NYSE: NVL) (TSX: NVL) today announced that it has appointed a new independent director, Kevin M. Twomey, to its Board of Directors. Mr. Twomey retired recently as President and Chief Operating Officer of The St. Joe Company, one of Florida's largest real estate operating companies.

The appointment takes effect immediately and continues until Novelis' 2006 annual meeting, when Mr. Twomey will be nominated for election to serve in the coming year. The annual meeting, which has been delayed, will take place by the end of 2006.

William T. Monahan, chairman of the Board, said, "We are pleased to welcome to the Board Kevin Twomey, a highly respected executive with a terrific record of creating value for shareholders. His skills and expertise complement those of our existing board members, and we look forward to his contributions to Novelis. As we continue to strengthen our corporate governance practices, we intend to fill the remaining board vacancy with another experienced individual known for delivering value to shareholders."

Mr. Twomey fills one of two vacancies that resulted from the previously announced increase in the maximum size of Novelis' Board from 12 to 14 members. In announcing the increase in the size of the Board on May 1, 2006, the Company said that the Board might fill one or both vacancies with nominees to the Board before the annual meeting. The Board will consider filling the other vacancy before the annual meeting.

Novelis also announced on May 1 that its Board had appointed Mr. Monahan as non-executive Chairman, succeeding J.E. (Ted) Newall. Mr. Newall will retire from the Board later this year.

Mr. Twomey, 59, currently serves as a consultant to The St. Joe Company. He was President of St. Joe from February 1999 until May of this year. He was previously Vice Chairman and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America. Before joining Ahmanson in 1993, he was Chief Financial Officer at First Gibraltar Bank, a company owned by MacAndrews and Forbes Holdings of New York. He also held management positions with MCorp and Bank of America.

Mr. Twomey is a trustee of the University of North Florida, the United Way of Northeast Florida and the Schultz Center for Teaching and Leadership Executive Board. Mr. Twomey, who served in the U.S. Navy and was a commander in the Naval Reserve, is a member of the board of the U.S. Navy Supply Corps Foundation. He also serves as a director of PartnerRe Ltd., a leading reinsurance company, and Intergraph Corporation, a provider of computer software and services.

Mr. Twomey earned a bachelor's degree from the University of Virginia, an MSA degree from George Washington University and an MBA from Duke University.

Novelis is the global leader in aluminum rolled products and aluminum can recycling. The company operates in 11 countries and has approximately 13,000 employees. Novelis has the unrivaled capability to provide its customers with a regional supply of technologically sophisticated rolled aluminum products throughout Asia, Europe, North America and South America. Through its advanced production capabilities, the company supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. For more information, visit www.novelis.com.

Statements made in this news release which describe Novelis' intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. Examples of forward-looking statements in this news release include, among other matters, Novelis' ability to hold an annual meeting by the end of 2006 and that Mr. Twomey will be nominated for election at such meeting. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty, that the annual meeting could be further delayed in the event Novelis has not issued its annual report on Form 10-K for the fiscal year ended 2005 by the end of 2006, and that Mr. Twomey has not yet been nominated for election at the 2006 annual meeting. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to important risk factors listed under the caption "Special Note Regarding Forward-Looking Statements and Market Data" in our quarterly report on Form 10-Q for the period ended September 30, 2005, as filed with the SEC. The risk factors included in our quarterly report on Form 10-Q for the period ended September 30, 2005, are specifically incorporated by reference into this news release.

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MEDIA CONTACT:                                 INVESTOR CONTACT:
Charles Belbin                                 Holly K. Ash
404-814-4260                                   404-814-4212
charles.belbin@novelis.com                     holly.ash@novelis.com

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